UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2014

Impax Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue
Hayward, California 94544
(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 240-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On October 8, 2014, Impax Laboratories, Inc., a Delaware corporation (the “Company”), Tower Holdings, Inc., a Delaware corporation (“Tower”), Lineage Therapeutics Inc., a Delaware corporation (“Lineage”), Roundtable Healthcare Partners II, L.P., a Delaware limited partnership (“RT Partners”), Roundtable Healthcare Investors II, L.P., a Delaware limited partnership (“RT Investors”), the other stockholders of Tower and Lineage (together with RT Partners and RT Investors, the “Stockholders”), the holders of options to purchase shares of Tower common stock (“Tower Options”) and options to purchase shares of Lineage common stock (“Lineage Options”, together with the Tower Options, the “Options”) (the “Optionholders”), the holders of warrants to acquire shares of Tower common stock (“Tower Warrants”) and warrants to acquire shares of Lineage common stock (“Lineage Warrants”, together with the Tower Warrants, the “Warrants”) (the “Warrantholders”) (collectively, the Stockholders, the Optionholders and the Warrantholders, the “Sellers”) and, solely with respect to Section 8.3, Roundtable Healthcare Management II, LLC entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which the Company will acquire all the outstanding shares of common stock of Tower and Lineage, and the Options and Warrants will be cancelled, for a purchase price of $700 million, subject to customary adjustments for working capital, net debt and transaction expenses (the “Transaction”).

The Closing is subject to the satisfaction or waiver of certain customary closing conditions for transactions of this type, including approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the accuracy of the representations and warranties, and performance of covenants. Subject to certain limitations, the Company, on the one hand, and the Sellers, on the other hand, have agreed to indemnify the other for breaches of representations, warranties and covenants.

The Stock Purchase Agreement contains representations, warranties and covenants customary for transactions of this type.

The Stock Purchase Agreement also contains customary provisions governing circumstances under which Sellers or the Company may terminate the Stock Purchase Agreement (including the right of the Company or Sellers, as the case may be, to terminate the Stock Purchase Agreement if the transactions contemplated therein have not been consummated prior to March 30, 2015). The Company expects to finance the Transaction from cash on hand and borrowings under the Credit Facility (defined below).

Following the Closing, which is expected to occur during the six month period after the date of the Stock Purchase Agreement, Tower and Lineage will be wholly owned by the Company.

The foregoing descriptions of the Stock Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference.

Financing

In connection with the Stock Purchase Agreement, on October 8, 2014, the Company entered into a commitment letter (the “Commitment Letter”) with Barclays Bank plc (the “Lender”) pursuant to which the Lender has committed to provide a $25.0 million senior secured revolving credit facility and a $435.0 million senior secured term loan facility (collectively, the “Credit Facility”) in an aggregate principal amount of up to $460.0 million for the purposes of financing the Transaction and the fees and expenses in connection therewith, on the terms and subject to the conditions set forth in the Commitment Letter. The obligations of the Lenders to provide debt financing under the Commitment Letter is subject to a number of conditions, including (i) absence of a Material Adverse Effect (as defined in the Stock Purchase Agreement) that would result in a failure of a condition under the Stock Purchase Agreement; (ii) execution and delivery by the Company of definitive documentation with respect to the debt financing consistent with the term sheet attached to the Commitment Letter; (iii) the accuracy of certain specified representations and warranties in the debt documents; (iv) concurrent consummation of the Transaction in accordance with the Stock Purchase Agreement (without giving effect to any amendments to the Stock Purchase Agreement or any waivers thereof that are materially adverse to the lenders under the Credit Facility without the consent of Lender, in its capacity as lead arranger); (v) delivery of certain customary closing documents (including, among others, a customary solvency certificate), specified items of collateral (where applicable) and certain Tower and Lineage financial statements; and (vi) payment of applicable costs, fees and expenses. The final termination date of the Commitment Letter is March 30, 2015.

Section 2 — Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Financing” in Item 1.01 in this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

On October 9, 2014, the Company issued a press release announcing the Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The Company is furnishing the information in this Item 7.01 and in Exhibit 99.1 to comply with Regulation FD. The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, regardless of any general incorporation language in such filings.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

2.1     Stock Purchase Agreement, dated October 8, 2014, by and among Impax Laboratories, Inc., Tower Holdings, Inc. (“Tower”), Lineage Therapeutics Inc. (“Lineage”), Roundtable Healthcare Partners II, L.P., Roundtable Healthcare Investors II, L.P., the other stockholders of Tower and Lineage, the holders of options to purchase shares of Tower common stock and options to purchase shares of Lineage common stock, the holders of warrants to acquire shares of Tower common stock and warrants to acquire shares of Lineage common stock and, solely with respect to Section 8.3, Roundtable Healthcare Management II, LLC.*

99.1   Press Release issued by Impax Laboratories, Inc. on October 9, 2014 (furnished and not filed for purposes of Item 7.01).

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

Forward-Looking Statements

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, conditions in the debt and equity markets (particularly as they affect the terms on which the Company and its subsidiaries can issue equity securities and incur borrowings in connection with the acquisition of Tower and Lineage), legislative and regulatory changes, changes in demand for products produced by the Company, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products and services of the Company, its subsidiaries, Tower or Lineage (including the Company’s ability to complete the announced acquisition of those operations and achieve related financial, operational and other benefits). The foregoing and other factors are discussed and should be reviewed in our most recent Annual Report on Form 10-K and other subsequent filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAX LABORATORIES, INC.

Date: October 9, 2014	By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons Title: Senior Vice President, Finance and Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.	Description
2.1

Stock Purchase Agreement, dated October 8, 2014, by and among Impax Laboratories, Inc., Tower Holdings, Inc. (“Tower”), Lineage Therapeutics Inc. (“Lineage”), Roundtable Healthcare Partners II, L.P., Roundtable Healthcare Investors II, L.P., the other stockholders of Tower and Lineage, the holders of options to purchase shares of Tower common stock and options to purchase shares of Lineage common stock, the holders of warrants to acquire shares of Tower common stock and warrants to acquire shares of Lineage common stock and, solely with respect to Section 8.3, Roundtable Healthcare Management II, LLC.*

99.1	Press Release issued by Impax Laboratories, Inc. on October 9, 2014 (furnished and not filed for purposes of Item 7.01).

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.